Exhibit 10.4

*

Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Google	FOR GOOGLE INTERNAL USE ONLY
1600 Amphitheatre Parkway	Existing AW Customer	Paulson, Kurt
Mountain View, CA 94043	New IO	Ward, Matt
650-623-4000		Date:	10/22/2004

CLIENT INFORMATION

Company Name:	eAcceleration
Division (if any):	International
Account ID:

Target Start Date:	10/22/04	End Date:	10/20/05

All Target Start Dates are only an estimate; the actual start date is the date that Google posts applicable ads under this IO.

Advertising Agency:		Company (Division):	eAcceleration (International)
Media Contact:		Media Contact:	Georgi Orlov
Address Line 1:		Address Line 1:	1050 NE Hostmark Ave Suite 100B
Address Line 2:		Address Line 2:
City/State:		City/State:	Poulsbo, WA
Zip:		Zip:	98370
Phone:		Phone:	206-417-2405
Fax:		Fax:	360-598-2450
E-mail:		E-mail:	georgio@eacceleration.com

Credit Card Information:		Invoicing Information:
Name on Card:	Clinton Ballard	Company:	eAcceleration
Billing Address Line 1:	1050 NE Hostmark Street	Attention:	Georgi Orlov
Billing Address Line 2:	Suite 100B	Address Line 1:	1050 NE Hostmark Ave Suite 100B
City/State:	Poulsbo, WA	Address Line 2:
Zip:	98370	City/State:	Poulsbo, WA
Card Holder Phone #:	360-697-9260	Zip:	98370
		Phone:	206-417-2405
Credit Card Number:	[*]	Fax:	360-598-2450
Card Expiration Date:	[*]	Email:	onlineads@eAcceleration.com
Card Type:	[*]

Customer will promptly notify Google of any change in address and contact name information for billing purposes by sending such notice by email to billing@google.com with a reference to the Customer ID.

Purchase Order Number (#):

When applicable, PO Order # referenced above is required and must be provided by Customer for Google Invoicing.

INSERTION ORDER BUDGET

Maximum Total IO Budget	$120,000.00

Customer’s AdWords campaign under this IO is authorized only up to the IO Budget set forth above, and Google shall not be obligated to deliver any AdWords ads in excess of the IO Budget.

REQUESTED BILLING METHODS (PREMIUM ADWORDS)

☐	Invoicing:	Customer will be billed at the end of the month, based on the actual number of clicks. Customer’s credit must first be approved by Google in order for this billing method to apply.

☒	Credit Card:	Customer will be billed via online system on the credit card information provided above.

☐	Pre-payment:

Customer will pre-pay the Total IO Budget prior to any campaign launch. Customer may select this method; however, acceptance and terms of pre-payment are at Google’s sole discretion. Pre-payment does not obligate Google to deliver any AdWords ads notwithstanding acceptance of pre-payment by Google. Unused portions of pre-payments will be returned to Customer after the end date to the extent there are no amounts still due to Google.

BILLING TERMS

1) Terms of Payment. If Google, at any time, deems itself insecure with respect to Customer's ability to meet its financial obligations under this IO, Google shall have the right to require pre-payment of the total amount due for the IO in advance of the Target Start Date or as otherwise requested by Google. Customer must remit all payments under this IO to Google by the due date indicated on the Invoice(s). In the event of nonpayment of all or any portion of an account, Google reserves the right to immediately terminate this IO upon written notice to Customer and immediately suspend that entire Customer account. Late payments are subject to interest payments as set forth in the Terms and Conditions.

2) Pre-payment/Payment Information

Remit Payment to: Google Inc., Department #33181, P.O. Box 39000, San Francisco, CA 94139-3181

Via Wire Transfer: Google Inc., Wells Fargo Bank, Palo Alto, CA ABA#[*], Acct#[*]

Customers that select the invoicing billing method may also pay with credit card provided that Customer completes the credit card information above.

ADVERTISEMENTS

Right to Reject Advertisement - All advertisements submitted by Customer are subject to Google's approval. Google reserves the right to review, reject or remove any IO, advertisement, or URL link, except that Google will not cancel placement of an IO, advertisement, or URL link due to inventory demand from other advertisers.

Optimization Authorization: By signing below, Customer pre-authorizes the Google Ad Operations group to modify or rearrange the text elements in advertising creatives submitted by customer. Otherwise, please check the box below to opt out of Google's creative optimization program:

☐ I want to opt out of Creative Optimization

TERMS AND CONDITIONS

This Insertion Order shall be governed by terms and conditions ("Terms and Conditions") available at the following URL:

http://www.google.com/ads/adwordsterms.html

All terms contained in the Terms and Conditions are made a part of this IO through incorporation by reference. The signatory of this IO represents that s/he has read and agrees to such Terms and Conditions and the terms of this Insertion Order. There shall be no force or effect to any different or additional terms of any related insertion order, purchase order or sales document.

Google may decide at any time, in its sole discretion, to change, suspend or discontinue all or any aspect of its advertising programs, including their availability, and shall notify Customer of material changes and discontinuations. Google shall have no liability for such decision.

By signing below, Customer represents and warrants that all client information, including but not limited to credit card information and invoicing information, provided herein is complete and accurate and that no additional information is necessary for payment of Google invoices.

Customer's campaign(s) may go live upon posting, at which time Google shall send Customer an email notifying Customer it has 72 hours to modify Customer's campaign keywords and settings as posted. During those 72 hours, Google is only liable to Customer for keywords or settings discrepancies if Customer can certify to Google by its contemporaneous documentary evidence that Google posted keywords or settings other than those requested by Customer. The account (as modified by Customer, or if unmodified, as initially posted) will be deemed approved by Customer 72 hours after it initially posts.

Please Print Sign & Fax to: 206-260-8964

CUSTOMER SIGNATURE		GOOGLE SIGNATURE
ADVERTISER		SIGNATURE:	/s/ Peter O' Sullivan
OR AGENCY NAME:	eAcceleration Corp.	NAME:	Peter O'Sullivan
SIGNATURE:	/s/ G. Orlov	TITLE:	Regional Director of Sales
NAME:	Georgi Orlov	Acceptance Date:
TITLE:	Director, Business Development
DATE:	10/22/2004	* This Insertion Order shall be effective as of
the acceptance date written above